SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CENTRE FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Alternative Outreach Communications Level I AOC (Start of Campaign Call Guide)

Hello. This is James Abate, President of the Centre Funds.

I am calling you regarding your investment with the Centre American Select Equity Fund and/or the Centre Global Infrastructure Fund.

The Special Meeting of Shareholders of the Fund is scheduled to take place on February 28, 2023.

The reason for my call is to offer you a quick and convenient way of voting your proxy which will help the Centre Funds achieve its Shareholder Meeting objectives. To cast your vote with a live representative, please press 1.

(Pause and listen 2 seconds)

This process is simple and will only take a few moments of your time. To cast your vote, please press 1 now.

(Pause and listen 2 seconds)

If you have any questions about the Special Meeting or your vote, please press 2 now or for more information about your investment with either of the Centre Funds, please press 3 now.

(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 3]

“As of December 15, 2022, you owned one or more investments in the Centre American Select Equity Fund and/or the Centre Global Infrastructure Fund. Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.

(Pause and listen 2 seconds)

If you received this message on your answering machine you may contact us toll free at 1-800-967-5079 Monday through Friday from 9am to 10pm Eastern Time. (Recording 8.wav)

ANSWERING MACHINE Script for AOC

Hello. This is James Abate, President of the Centre Funds. I am you calling on behalf of your investment with the Centre American Select Equity Fund and/or the Centre Global Infrastructure Fund. The Special Meeting of Shareholders of the Fund is scheduled to take place on February 28, 2023 and our records indicate that your vote has not been registered.

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-06-22

Alternative Outreach Communications Level I AOC (Start of Campaign Call Guide)

To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-800-967-5079 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-06-22

MUTUAL FUND PROXY FACT SHEET FOR: CENTRE FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	DECEMBER 15, 2022	OFFICES OF CENTRE ASSET MANAGEMENT, LLC 48 WALL STREET, SUITE 1100 NEW YORK, NEW YORK 10005
Mail Date	JANUARY 5, 2023
Meeting Date	FEBRUARY 28, 2023 @ 10:30 AM (ET)
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	SEE PAGE 3	Inbound Line	1-800-967-5079
CUSIPs	SEE PAGE 3	Website	www.centrefunds.com

What are shareholders being asked to vote on?

Centre American Select Equity Fund

1.	To approve a new investment advisory agreement (the “New Agreement”) between the Trust, on behalf of the Equity Fund and Centre Asset Management, LLC, (“Centre”), the Fund’s current investment adviser;

BOARD OF TRUSTEES RECOMMENDATION – FOR

Centre Global Infrastructure Fund

1.	To approve a new investment advisory agreement (the “New Agreement”) between the Trust, on behalf of the Infrastructure Fund and Centre Asset Management, LLC, (“Centre”), the Fund’s current investment adviser;

BOARD OF TRUSTEES RECOMMENDATION – FOR

PROPOSAL 1: To approve a new investment advisory agreement;

What is happening?

The Board of Trustees (the “Board”) of the Centre Funds, an open-end investment company organized as a Delaware statutory trust (the “Trust”), has called a special meeting of the shareholders of Centre American Select Equity Fund and Centre Global Infrastructure Fund (each a “Fund” and together the “Funds”).

Centre Asset Management, LLC (“Centre”) currently serves as the investment adviser to each Fund under a current investment advisory agreement between the Trust, on behalf of each Fund, and Centre (the “Current Agreements”). The Current Agreements will automatically terminate as a result of a change in ownership of Centre.

For Centre to continue to provide investment advisory services to the Funds, the Board voted unanimously to approve each New Agreement under which Centre will continue to serve as the investment adviser to the Funds.

What are shareholders being asked to approve?

In order for Centre to continue to provide investment management services to the Funds, shareholders are being asked to approve the New Agreements.

For Internal Distribution Only	Page 1

Why are shareholders being asked to approve the New Agreements?

The Investment Company Act of 1940, as amended (the 1940 Act) provides that a transaction that results in a “change in control” of an investment adviser causes any investment advisory agreement between that investment adviser and a registered investment company to be “assigned,” which in turn results in the automatic termination of the investment advisory agreement.

As a result, the Current Agreements will automatically terminate upon the close of the transaction. In order for Centre to continue to provide investment management services to the Funds, shareholders of each Fund, separately, are required by the 1940 Act to approve the New Agreements.

see pages 2-3 of fact sheet for details about the change in ownership of centre

Will the investment objectives, principal strategies or risks of the Funds change as a result of the New Agreements?

The Transaction will not result in any changes to the Funds’ investment objectives, principal strategies or risks.

Will the investment advisory fee increase under the New Agreements?

The fees to be charged under the New Agreements are identical to the fees charged under the Current Agreements.

Will the portfolio managers change in connection with the New Agreements?

The Transaction will not result in any changes to the portfolio managers.

When will the New Agreements become effective?

At a meeting held on November 11, 2022, the Board, including a majority of the Trustees who are not interested persons as that term is defined in the 1940 Act (Independent Trustees), approved each New Agreement, to take effect upon the later of the close of the Transaction or shareholder approval.

[see Details About the Change in Ownership of Centre on pages 2-3 of Fact Sheet]

What will happen if shareholders do not approve the New Agreements?

If one or both of the New Agreements with Centre are not approved by shareholders, the Board and Centre will consider other options, including a new or modified request for shareholder approval of the New Agreements.

Who will pay the costs related to the proxy solicitation?

The total cost of preparing and mailing the Proxy Statement, the Notice of Meeting, the proxy card and any additional materials relating to the Meeting, and the solicitation of proxies will be borne by Centre.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

DETAILS ABOUT THE CHANGE IN OWNERSHIP OF CENTRE

What is the change in ownership of Centre about?

Sanlam International Investments USA Holdings, Inc. (“Sanlam”) holds a 20% controlling interest in Centre, pursuant to certain rights provided under the current Centre operating agreement. Under the 1940 Act, a party that has the power to exercise a controlling influence over the management or policies of a company is presumed to control the company, and any transaction that results in such owner transferring its interest, or sale of itself, is presumed to constitute a change of control in the investment adviser.

For Internal Distribution Only	Page 2

Sanlam is a holding company subsidiary of Sanlam Limited, which, in turn, is a financial services group headquartered in South Africa and is the largest insurance company in Africa. Sanlam Limited, as part of a strategic restructuring that reduces its diversified geographical presence in non-African markets, intends to sell Sanlam to Woodman Asset Management AG (“Woodman”), an independent investment management firm based in Switzerland, or if Woodman fails to proceed, another purchaser (the “Transaction”), thus eliminating its 20% ownership interest in Centre.

However, those privileges rendering Sanlam a control person of Centre will not be included in the acquisition by Woodman or any other potential purchaser. Thus, Woodman or any other purchaser of the company owning the Centre interest will not become a control person of Centre as a result of the Transaction. James A. Abate, who currently owns 80% of Centre, has served as its Managing Director since formation, and is primarily responsible for its day-to-day management, will be the sole controlling member of Centre after the Transaction.

VOTING METHODS
PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the postage-paid envelope that was provided to you.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card or simply use your camera on your smart phone to scan the QR code included, therein.

Proxy Materials Are Available Online At: https://vote.proxyonline.com/CentreFunds/docs/SpecialMeeting2023.pdf

AST Fund Solutions, LLC is identified in the Proxy Statement as the Funds’ proxy solicitor.

NAME OF FUND	CLASS	TICKER	CUSIP
Centre American Select Equity Fund	Investor	DHAMX	156287104
Centre American Select Equity Fund	Institutional	DHANX	156287203
Centre Global Infrastructure Fund	Investor	DHIVX	156287849
Centre Global Infrastructure Fund	Institutional	DHINX	156287831

For Internal Distribution Only	Page 3

Centre Funds Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Centre Funds. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on February 28, 2023.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Centre Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-19-2022